Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of SFN Group, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Roy G. Krause, Mark W. Smith and Thad S. Florence, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, of shares of Common Stock of the Registrant issuable in connection with the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of August 2011.

/s/ Roy G. Krause Roy G. Krause President, Chief Executive Officer and Director	/s/ Mark W. Smith Mark W. Smith Executive Vice President and Chief Financial Officer
/s/ James J. Forese James J. Forese Chairman and Director	/s/ William F. Evans William F. Evans Director
/s/ Steven S. Elbaum Steven S. Elbaum Director	/s/ Lawrence E. Gillespie, Sr. Lawrence E. Gillespie, Sr. Director
/s/ J. Ian Morrison J. Ian Morrison Director	/s/ David R. Parker David R. Parker Director
/s/ Barbara Pellow Barbara Pellow Director	/s/ M. Anne Szostak M. Anne Szostak Director